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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT
                             ----------------------


          In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class B common stock, par value $.01 per share (the "Class B Common Stock"), of Smith's Food & Drug Centers, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing.

          IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of May 31, 1996.


                                    Yucaipa Arizona Partners, L.P.
                                    Yucaipa Smitty's Partners, L.P.
                                    Yucaipa Smitty's Partners II, L.P.
                                    Yucaipa SSV Partners, L.P.

                                    By: The Yucaipa Companies
                                        Its General Partner


                                    By: /s/ MARK A. RESNIK
                                        ---------------------------
                                        Mark A. Resnik
                                        General Partner


                                    The Yucaipa Companies



                                    By: /s/ MARK A. RESNIK
                                        ---------------------------
                                        Mark A. Resnik
                                        General Partner


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